UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2019

AGENUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Forbes Road

Lexington, MA 02421

(Address of principal executive offices, including zip code)

(781) 674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	AGEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, Agenus Inc. (the “Company”) announced that Jennifer Buell, Ph.D., was appointed to President and Chief Operating Officer adding to her existing duties as Chief Operating Officer of the Company, effective December 24, 2019. Dr. Garo H. Armen previously held the title of President of the Company and will continue to serve as Chief Executive Officer and Chairman of the Board of Directors. In her new role as President and Chief Operating Officer, Dr. Buell remains responsible for all of the Company’s operational functions. In connection with her promotion, Dr. Buell’s annual base salary was increased to $480,000, and her discretionary bonus target was increased to 45% of her annual base salary. Dr. Buell was also granted an option to purchase 500,000 shares of the Company’s common stock pursuant to the Company’s 2019 Equity Incentive Plan. The option has a per-share exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant, a term of 10 years, and vests over three years with one-third vesting on the one-year anniversary of the grant date and the remainder vesting in equal quarterly installments thereafter (provided Dr. Buell maintains a service relationship with the Company through each such vesting date).

A copy of Dr. Buell’s executive employment agreement with the Company is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019 and is incorporated herein by reference. There is no other arrangement or understanding between Dr. Buell and any other person pursuant to which Dr. Buell was selected as the Company’s President, and Dr. Buell has no family relationships with any director or other executive officer. Additionally, there are no related party transactions involving Dr. Buell or any member of her immediate family required to be disclosed pursuant to Item 404(a) of Regulation S-K. Additional biographical information about Dr. Buell is contained in the Company’s prior filings with the Securities and Exchange Commission.

On January 9, 2020, the Company issued a press release announcing Dr. Buell’s promotion. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2020	AGENUS INC.

	By:	/s/ Evan D. Kearns
Evan D. Kearns
VP, General Counsel and Secretary